Consent of Independent Registered Public Accounting Firm	EXHIBIT 23.2

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8s (Nos. 333-220330 and 333-220324) of DowDuPont Inc. of our Successor report dated February 15, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of E. I du Pont de Nemours and Company, which appears in this Annual Report on Form 10-K of DowDuPont Inc.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 15, 2018

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